UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

Texas South Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 Post Oak Place Dr., Suite 300

Houston, TX 77027

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (713) 820-6300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.02 Unregistered Sales of Equity Securities.

During October 2018, the Company issued 250,000 shares of common stock to a consultant for services rendered valued at $0.02 per share.

During November 2018, the Company sold 500,000 shares of common stock to two accredited investors for an aggregate total of $10,000.

During January 2019, the Company issued derivative securities allowing two affiliates to convert up to $460,000 of indebtedness into 23 million shares of common stock at a conversion price of $0.02 per share.

During January 2019, the Company issued 750,000 shares of common stock to an employee valued at $0.02 per share.

The issuances of these securities did not involve the payment of any sales commissions and were exempt pursuant to Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019

TEXAS SOUTH ENERGY, INC.

By:	/s/ Michael J. Mayell
Michael J. Mayell, Chief Executive Officer

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